CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form SB-2, of our report dated January 9, 2007 relating to the October 31, 2006 financial statements of Henya Food Corp.

We also consent to the reference to our Firm under the caption “Experts” in the Registration Statement.

WALKER & COMPANY
Chartered Accountants Professional Corporation

Markham, Canada
May 4, 2007